MODEL N ANNOUNCES THIRD QUARTER FISCAL 2013 FINANCIAL RESULTS

Q3 revenues of $27.2 million, a 20% year-over-year increase Q3 non-GAAP income from operations of $3.7 million

Redwood City, CA (August 8, 2013) – Model N, Inc., (NYSE: MODN), a leading revenue management solutions provider to the life science and technology industries, today announced financial results for the third quarter of fiscal 2013, which ended June 30, 2013.

“We exceeded our guidance on both revenue and profitability for the third quarter of Fiscal 2013,” said Zack Rinat, Founder, Chairman, and Chief Executive Officer at Model N. “Our products are delivering significant value for our customers across the life sciences and technology verticals as we continue to pioneer the Revenue Management market. We are committed to continue investing in our products, sales, and marketing to enable Model N to scale globally and to capitalize on our growing pipeline and large market opportunity.”

Third Quarter Fiscal 2013 Financial Highlights:

·	Total Revenues: Total revenues were $27.2 million, a year-over-year increase of 20% compared to $22.8 million for the third quarter of fiscal 2012.

·	Gross Profit: Gross profit was $14.9 million, compared to $11.4 million for the third quarter of fiscal 2012. Non- GAAP gross profit was $15.5 million compared to $12.9 million for the third quarter of fiscal 2012.

·	Income (Loss) from operations: GAAP income from operations was $1.7 million, compared to a loss from operations of $1.0 million for the third quarter of fiscal 2012. Non-GAAP income from operations was $3.7 million compared to $1.6 million for the third quarter of fiscal 2012.

·	Net income (loss): GAAP net income was $1.5 million, compared to a net loss of $1.2 million for the third quarter of fiscal 2012. GAAP diluted net income per share was $0.06 based upon weighted average shares outstanding of 26.1 million, as compared to a net loss per share of $0.16 for the third quarter of fiscal 2012 based upon weighted average shares outstanding of 7.9 million.

·	Non-GAAP net income: Non-GAAP net income was $3.6 million, as compared to $1.3 million for the third quarter of fiscal 2012. Non-GAAP diluted net income per share was $0.14 based upon weighted average shares outstanding of 26.1 million, as compared to $0.07 for the third quarter of fiscal 2012 based upon weighted average shares outstanding of 18.2 million.

·	Adjusted EBITDA: Adjusted EBITDA was $4.2 million, compared to $2.0 million for the third quarter of fiscal 2012.

Use of Non-GAAP Financial Measures

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures, including the reasons management uses each measure, is also included below under the heading "Non-GAAP Financial Measures."

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the third quarter of fiscal 2013, which ended June 30, 2013. To access the call, please dial (877) 705-6003 in the U.S. or (201) 493-6725 internationally. Passcode is 417636. A live webcast of the conference will be accessible from Model N’s website at: http://investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on August 15, 2013, a recording will be available for replay at: http://investor.modeln.com and a telephone replay will be available by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with recording access code 417636.

About Model N

Model N is the leader in Revenue Management solutions. Model N helps its customers maximize their revenue and reduce revenue compliance risk by managing every dollar that impacts their top line encompassing contracting, pricing, incentives, and rebates. Model N leverages its deep industry expertise to support the unique business needs of Life Sciences and Technology companies in more than 50 countries. Global Customers include: Actavis, Allergan, Amgen, Atmel, Boston Scientific, Bristol-Myers Squibb, Dell, Johnson & Johnson, Linear Technology, Merck, Marvell, Maxim, Micron, Nokia, Novartis, Novo Nordisk, ON Semiconductor, and STMicroelectronics. Learn more at: http://www.modeln.com. Model N is traded on the New York Stock Exchange under the symbol MODN.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s growing pipeline. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) our ability to manage our growth effectively; and (v) acceptance of our applications and services by customers. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission, including our final prospectus, our quarterly report on Form 10-Q for the quarter ended June 30, 2013, and current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP operating income (loss), non-GAAP net income (loss), weighted-average shares outstanding, non-GAAP net income (loss) per share, and adjusted EBITDA. Non-GAAP operating income (loss) and non-GAAP net income (loss) exclude expenses related to stock-based compensation expense, LeapFrogRX compensation charges, amortization of intangible assets, and changes in fair value of preferred stock warrant liability as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net income (loss), adjusted for LeapFrogRX compensation charges, depreciation and amortization, stock-based compensation expense, interest and other (income) expenses, net, and provision for income taxes. Reconciliation tables are provided in this press release.

Investor Relations Contact: ICR for Model N Greg Kleiner, 650-610-4998 investorrelations@modeln.com Media Contact: Model N Kristin Dunning, 650-610-4717 Marketing kdunning@modeln.com

Model N Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)
	June 30,	September 30,
	2013	2012

Assets
Current assets:
Cash and cash equivalents	$ 105,078	$ 15,768
Short-term investments	59	-
Accounts receivable, net	20,146	12,468
Deferred cost of implementation services, current portion	1,121	1,077
Prepaid expenses	2,124	2,246
Other current assets	138	552

Total current assets	128,666	32,111
Property and equipment, net	6,913	4,590
Goodwill	1,509	1,509
Intangible assets, net	1,001	1,248
Other assets	686	1,140

Total assets	$ 138,775	$ 40,598

Liabilities, Convertible Preferred Stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$ 2,282	$ 196
Accrued employee compensation	10,419	7,650
Accrued liabilities	3,523	4,432
Deferred revenue, current portion	25,854	29,362
Capital lease obligations, current portion	433	555
Loan obligations, current portion	-	2,500

Total current liabilities	42,511	44,695
Long-term liabilities:
Deferred revenue, net of current portion	4,341	2,289
Capital lease obligations, net of current portion	29	349
Loan obligations, net of current portion	-	2,627
Other long-term liabilities	684	1,125

Total long-term liabilities	5,054	6,390

Total liabilities	47,565	51,085

Convertible preferred stock:	-	41,776
Stockholders' equity (deficit):
Common stock	3	1
Preferred stock	-	-
Additional paid-in capital	154,312	9,045
Accumulated other comprehensive loss	(242)	(120)
Accumulated deficit	(62,863)	(61,189)

Total shareholders’ equity (deficit)	91,210	(52,263)

Total liabilities, convertible preferred stock and stockholders' equity
(deficit)	$ 138,775	$ 40,598

Model N Inc.
Condensed Consolidated Statements of Operations
(dollars and shares in thousands, except per share amounts)
(unaudited)
	Three months ended		Nine months ended
	June 30,	June 30,	June 30,	June 30,

	2013	2012	2013	2012

Revenues:
License and implementation	$ 16,419	$ 13,191	$ 43,362	$ 36,215
SaaS and maintenance	10,828	9,582	30,785	24,855

Total revenues	27,247	22,773	74,147	61,070
Cost of revenues:
License and implementation	7,527	5,712	19,887	16,255
SaaS and maintenance	4,865	5,616	14,169	13,280

Total cost of revenues	12,392	11,328	34,056	29,535

Gross profit	14,855	11,445	40,091	31,535

Operating expenses:
Research and development	4,063	4,491	12,665	13,481
Sales and marketing	5,256	5,356	16,362	15,042
General and administrative	3,883	2,618	11,518	7,784

Total operating expenses	13,202	12,465	40,545	36,307

Income (loss) from operations	1,653	(1,020)	(454)	(4,772)
Interest expense, net	85	160	326	514
Other (income) expenses, net	(48)	(36)	664	549

Income (loss) before income taxes	1,616	(1,144)	(1,444)	(5,835)
Provision for income taxes	81	92	230	231

Net income (loss) attributable to common stockholders	1,535	(1,236)	(1,674)	(6,066)

Net income (loss) per share attributable to common
stockholders:
Basic	$ 0.07	$ (0.16)	$ (0.12)	$ (0.78)

Diluted	$ 0.06	$ (0.16)	$ (0.12)	$ (0.78)

Weighted average number of shares used in computing
net income (loss) per common share
Basic	22,798	7,912	13,647	7,754

Diluted	26,072	7,912	13,647	7,754

Model N Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three months ended		Nine months ended
	June 30,	June 30,	June 30,	June 30,

	2013	2012	2013	2012

Cash flows from operating activities:
Net income (loss)	$1,535	$(1,236)	$(1,674)	$(6,066)
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depreciation	477	379	1,414	1,083
Amortization of intangible assets	82	83	247	151
Stock-based compensation	1,807	411	3,306	2,005
Loss on disposal of property and equipment	2		2	-
Amortization of debt discount	61	10	81	31
Changes in fair value of preferred stock warrant
liability	-	(88)	671	355
Provision for doubtful accounts	-	7	9	(3)
Deferred income taxes	31	37	90	100
Changes in operating assets and liabilities, net of
acquired assets and liabilities:
Accounts receivable	(5,035)	(1,661)	(7,767)	306
Prepaid expenses and other current assets	(370)	(91)	(1,861)	(250)
Deferred cost of implementation services	15	23	305	(275)
Accounts payable	1,592	(1,205)	1,899	388
Accrued employee compensation	2,275	4,081	2,699	5,736
Other accrued and long-term liabilities	(308)	(546)	1,271	55
Deferred revenue	(331)	1,579	(1,376)	3,756

Net cash provided by (used in) operating activities	1,833	1,783	(684)	7,372

Cash flows from investing activities:
Purchases of property and equipment	(339)	(259)	(811)	(1,026)
Capitalization of software development costs	(976)	(520)	(2,698)	(520)
Purchase of short-term investments	-	-	(63)	-
Acquisition of a business	-	-	-	(3,000)

Net cash used in investing activities	(1,315)	(779)	(3,572)	(4,546)

Cash flows from financing activities:
Proceeds from initial public offering, net of offering costs
of $7.6 million	-	-	101,064	-
Proceeds from issuance of common stock upon exercise of
stock options	255	472	768	587
Payments for deferred offering costs	(586)	-	(2,562)	-
Principal payments on capital lease obligations	(144)	(178)	(442)	(419)
Principal payments on loan	(3,958)	(625)	(5,208)	(1,667)

Net cash (used in) provided by financing activities	(4,433)	(331)	93,620	(1,499)

Effect of exchange rate changes on cash and cash equivalents	(31)	(29)	(54)	(44)

Net change in cash and cash equivalents	(3,946)	644	89,310	1,283
Cash and cash equivalents at beginning of period	109,024	19,059	15,768	18,420

Cash and cash equivalents at end of period	$105,078	$19,703	$105,078	$19,703

Model N Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(dollars and shares in thousands, except per share amounts)
(unaudited)
	Three months ended		Nine months ended
	June 30,		June 30,

	2013	2012	2013	2012

Reconciliation from GAAP net income (loss) to adjusted EBITDTA
GAAP net income (loss):	$1,535	$(1,236)	$(1,674)	$(6,066)
Reversal of non-GAAP expenses:
Stock-based compensation	1,807	411	3,306	2,005
Depreciation and amortization	559	462	1,661	1,234
Interest expense, net	85	160	326	514
Other (income) expenses, net	(48)	(36)	664	549
LeapFrogRx compensation charges	200	2,144	614	3,933
Provision for income taxes	81	92	230	231

Adjusted EBITDA	$4,219	$1,997	$5,127	$2,400

	Three months ended		Nine months ended
	June 30,		June 30,

	2013	2012	2013	2012

Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$14,855	$11,445	$40,091	$31,535
Reversal of non-GAAP expenses:
Stock-based compensation (a)	455	138	773	676
Amortization of intangible assets (b)	60	61	181	111
LeapFrogRx compensation charges (c)	126	1,290	383	2,382

Non-GAAP gross profit	$15,496	$12,934	$41,428	$34,704

Percentage of revenue	56.9%	56.8%	55.9%	56.8%

	Three months ended		Nine months ended
	June 30,		June 30,

	2013	2012	2013	2012

Reconciliation from GAAP gross profit to non-GAAP gross profit:
for license and implementation:
GAAP gross profit - license and implementation:	$8,892	$7,479	$23,475	$19,960
Reversal of non-GAAP expenses:
Stock-based compensation (a)	240	61	370	207

Non-GAAP gross profit - license and implementation	$9,132	$7,540	$23,845	$20,167

Percentage of revenue	55.6%	57.2%	55.0%	55.7%

	Three months ended		Nine months ended
	June 30,		June 30,

	2013	2012	2013	2012

Reconciliation from GAAP gross profit to non-GAAP gross profit:
for SaaS and maintenance:
GAAP gross profit - SaaS and maintenance:	$5,963	$3,966	$16,616	$11,575
Reversal of non-GAAP expenses:
Stock-based compensation (a)	215	77	403	469
Amortization of intangible assets (b)	60	61	181	111
LeapFrogRx compensation charges (c)	126	1,290	383	2,382

Non-GAAP gross profit - SaaS and maintenance	$6,364	$5,394	$17,583	$14,537

Percentage of revenue	58.8%	56.3%	57.1%	58.5%

	Three months ended		Nine months ended
	June 30,		June 30,

	2013	2012	2013	2012

Reconciliation from GAAP research and development to non-GAAP research and development:
GAAP research and development:	$4,063	$4,491	$12,665	$13,481
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(305)	(56)	(457)	(226)
LeapFrogRx compensation charges (c)	(1)	(59)	(32)	(93)

Non-GAAP research and development	$3,757	$ 4,376	$12,176	$13,162

	Three months ended		Nine months ended
	June 30,		June 30,

	2013	2012	2013	2012

Reconciliation from GAAP sales and marketing to non-GAAP sales and marketing:
GAAP sales and marketing:	$5,256	$5,356	$16,362	$15,042
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(686)	(167)	(1,399)	(941)
Amortization of intangible assets (b)	(22)	(22)	(65)	(40)
LeapFrogRx compensation charges (c)	(56)	(483)	(144)	(910)

Non-GAAP sales and marketing	$4,492	$4,684	$14,754	$13,151

	Three months ended		Nine months ended
	June 30,		June 30,

	2013	2012	2013	2012

Reconciliation from GAAP general and administrative to non-GAAP general and administrative:
GAAP general and administrative:	$3,883	$2,618	$11,518	$7,784
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(361)	(50)	(677)	(162)
LeapFrogRx compensation charges (c)	(17)	(312)	(55)	(548)

Non-GAAP general and administrative	$3,505	$2,256	$10,786	$7,074

	Three months ended		Nine months ended
	June 30,		June 30,

	2013	2012	2013	2012

Reconciliation from GAAP income (loss) from operations to non-
GAAP income (loss) from operations:
GAAP income (loss) from operations:	$1,653	$(1,020)	$(454)	$(4,772)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	1,807	411	3,306	2,005
Amortization of intangible assets (b)	82	83	246	151
LeapFrogRx compensation charges (c)	200	2,144	614	3,933

Non-GAAP income (loss) from operations	$3,742	$1,618	$3,712	$1,317

	Three months ended		Nine months ended
	June 30,		June 30,

	2013	2012	2013	2012

Numerator:
Reconciliation between GAAP net income (loss) and non-GAAP net income:
GAAP net income (loss):	$1,535	$(1,236)	$(1,674)	$(6,066)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	1,807	411	3,306	2,005
Amortization of intangible assets (b)	82	83	246	151
LeapFrogRx compensation charges (c)	200	2,144	614	3,933
Changes in fair value of preferred stock warrant liability (d)	-	(88)	670	355

Non-GAAP net income attributable to Model N Inc. common
stockholders	$3,624	$1,314	$3,162	$378

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted net income (loss) per common share:
Weighted average number of shares used in computing GAAP diluted
net income (loss) per common share	26,072	7,912	13,647	7,754
Assuming the conversion of preferred stock at the beginning of each
period	-	7,250	4,515	7,250
Effect of dilutive securities (stock options, restricted stock unis,
warrants and ESPP) (e)	-	3,067	2,846	3,000

Weighted average shares used in computing non-GAAP diluted
net income per common share	26,072	18,229	21,008	18,004

GAAP diluted net income (loss) per share attributable to Model N Inc.
common stockholders	$0.06	$(0.16)	$(0.12)	$(0.78)

Non-GAAP diluted net income per share attributable to Model N Inc.
common stockholders	$0.14	$0.07	$0.15	$0.02

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude LeapFrogRx compensation charges, stock-based compensation expense, amortization of intangible assets and changes in fair value of preferred stock warrant liability and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expense in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation expenses are excluded from our non-GAAP income because stock-based compensation amounts are difficult to forecast due in part to the volume and timing of stock option and restricted stock grants and the volatility of our common stock. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(b)	Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(c)	In January 2012, we acquired LeapFrog Rx for initial cash consideration of $3.0 million as well as potential additional payments to former LeapFrogRx shareholders totaling up to $8.3 million which are expected to be incurred through January 2015. These additional payments are, among other things, subject to future continued employment and are therefore considered compensatory in nature and are being recognized as compensation expense (LeapFrogRx compensation charges) over the term of each component. We believe that the exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(d)	Preferred stock warrant was classified as liability and was marked to market in each period until the preferred stock warrant was converted to common stock warrant upon the closing date of IPO. The change in fair value of preferred stock warrant liability was a non-cash item. We believe that the exclusion of this expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(e)	These securities are anti-dilutive on a GAAP basis as a result of the Company's net loss, but are considered dilutive on a non-GAAP basis in periods where the Company has reported positive non-GAAP earnings.